LEASE AGREEMENT

     THIS  LEASE, made and entered into this the        day of           , 2005,
                                                 ------        ----------
by and between POMEROY INVESTMENTS, LLC, a Kentucky limited liability company, with its principal place of business located at 903 Squire Oaks Drive in Villa Hills, Kentucky 41017 ("Landlord") and POMEROY SELECT INTEGRATION SOLUTIONS, INC., a Delaware corporation, with its principal place of business located at 1020 Petersburg Road, Hebron, Kentucky 41048 ("Tenant").

                                   WITNESSETH:

     WHEREAS, it is the intent of Landlord to construct a new building comprising approximately 69,364 square feet, which shall be situated adjacent to the buildings that Landlord currently leases to Tenant's parent company, Pomeroy IT Solutions, Inc., at 1020 Petersburg Road, Hebron, Kentucky ("Buildings A and C") and 1050 Elijah Creek Road, Hebron Kentucky ("Building B") respectively; and

     WHEREAS, Landlord desires to lease such building to Tenant, as more particularly described herein, and Tenant desires to lease such building from Landlord under the terms and conditions set forth in this Lease.

     NOW THEREFORE, the parties desire to enter into a Lease defining their respective rights, duties and liabilities relating to the premises.

     IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

1. PREMISES. Landlord will be the owner of 69,364rentable square feet, which is to be constructed and located at (STREET ADDRESS TO BE INSERTED UPON COMPLETION OF CONSTRUCTION) in Hebron, Kentucky 41048.

     The leased space shall consist of office and warehouse space, together with fixtures and other improvements thereon, consisting of approximately 69,364 rentable square feet (hereinafter referred to as "Leased Premises" or "Building D") and more particularly described on Exhibit , attached hereto and made a
                                                 ---
part hereof by reference. Building D shall be for the exclusive use of Tenant, its agents, representatives, employees and invitees for office/retail/warehouse and related uses.

     Landlord represents and warrants that it will be the owner in fee simple of Building D and that there are no covenants, restrictions or zoning or other regulations which will prevent, or will be violated by, this Lease or the use of the Building D as contemplated herein during the term hereof.

2. TERM. The term of this Lease shall be for a period of ten (10) years, beginning on the date upon which Tenant takes occupancy of Building D ("Commencement Date"), and terminating exactly ten (10) years thereafter ("Termination Date") unless either terminated sooner as provided herein or extended for additional renewal term(s) pursuant to terms provided herein.

3. BASE RENT. During the term of this Lease, Tenant shall pay base rent as follows for Building D:

                   (A)  20,000 SQUARE FEET OF OFFICE SPACE
     Year 1   20,000 sq. ft. office space @ $5.00/sq. ft.  $8,333.33/month
     Year 2   *2% increase  . . . . . . . . . . . . . .    $8,500.00/month
     Year 3   *2% increase  . . . . . . . . . . . . . .    $8,670.00/month
     Year 4   *2% increase  . . . . . . . . . . . . . .    $8,843.40/month
     Year 5   *2% increase  . . . . . . . . . . . . . .    $9,020.27/month
     Year 6   *2% increase  . . . . . . . . . . . . . . .  $9,200.68/month
     Year 7   *2% increase  . . . . . . . . . . . . . .    $9,384.69/month
     Year 8   *2% increase  . . . . . . . . . . . . . .    $9,572.83/month
     Year 9   *2% increase  . . . . . . . . . . . . . .    $9,763.83/month
     Year 10  *2% increase  . . . . . . . . . . . . . .    $9,959.11/month

                   (B)  29,364 SQUARE FEET OF WAREHOUSE SPACE
     Year 1   29,364 sq. ft. warehouse space @ $3.00/sq. ft  $7,341.00/month
     Year 2   *2% increase  . . . . . . . . . . . . . . . .  $7,487.82/month
     Year 3   *2% increase  . . . . . . . . . . . . . . . .  $7,637.58/month
     Year 4   *2% increase  . . . . . . . . . . . . . . . .  $7,790.33/month
     Year 5   *2% increase  . . . . . . . . . . . . . . . .  $7,946.14/month
     Year 6   *2% increase  . . . . . . . . . . . . . . . .  $8,105.06/month
     Year 7   *2% increase  . . . . . . . . . . . . . . . .  $8,267.16/month
     Year 8   *2% increase  . . . . . . . . . . . . . . . .  $8,432.50/month
     Year 9   *2% increase  . . . . . . . . . . . . . . . .  $8,601.15/month
     Year 10  *2% increase  . . . . . . . . . . . . . . . .  $8,773.17/month

              (C)  20,000 SQUARE FEET OF ADDITIONAL WAREHOUSE SPACE

Tenant shall be entitled to an additional 20,000 square feet of warehouse space, during which time the base monthly rental for such space shall be abated for a period of two (2) years, beginning on the Commencement Date and end exactly twenty-four (24) months thereafter as provided in the chart below.

  Year 1 & 2    20,000 sq. ft. warehouse space    $ -0- /sq. ft.    $-0-/month

On the second anniversary of the Commencement Date, Tenant shall have the right and option to continue to occupy the 20,000 square feet of warehouse space, or such other lesser amount of square footage as the parties may mutually agree upon, at a rate of $3.00 per square foot so long as Tenant provides Landlord with written notice of Tenant's intent to lease some or all of such space at such rate at least 90 days prior to the second anniversary of the Commencement Date. Tenant shall also notify Landlord as to the length of time that Tenant intends to lease such additional warehouse space; which term shall be in accordance with the terms and conditions provided hereunder. In the event Tenant exercises its right and option hereunder, the base rent for this additional 20,000 square feet of warehouse space shall be $3.00 per square foot of the space that Tenant agrees to lease from Landlord hereunder and said base rent shall increase exactly 2% annually for so long as Tenant leases such space.

                    (D)  7,300 SQUARE FEET OF MEZZANINE SPACE

Tenant shall also be entitled to possession of approximately 7,300 square feet of space located on the mezzanine level of Building D. In consideration of Tenant paying for the expenses associated with the construction of the aforesaid square footage for use as office space, which one-time costs are estimated to be $130,000.00 for such construction of the mezzanine space, Landlord shall not charge Tenant rent for the use of such space during the initial ten (10) year term of this Lease or any renewal term hereof. Tenant shall be solely responsible for any additional costs associated with the improvements and/or build-out construction costs for finishing the space for use as offices or like kind purposes.

     Year 1   7,300 sq. ft. warehouse space @ $-0-/sq. ft.  $-0-/month
     Year 2    . . . . . . . . . . . . . . . . . . . . .    $-0-/month
     Year 3    . . . . . . . . . . . . . . . . . . . . .    $-0-/month
     Year 4    . . . . . . . . . . . . . . . . . . . . .    $-0-/month
     Year 5    . . . . . . . . . . . . . . . . . . . . .    $-0-/month
     Year 6     . . . . . . . . . . . . . . . . . . . . .   $-0-/month
     Year 7     . . . . . . . . . . . . . . . . . . . . .   $-0-/month
     Year 8      . . . . . . . . . . . . . . . . . . . .    $-0-/month
     Year 9      . . . . . . . . . . . . . . . . . . . . .  $-0-/month
     Year 10     . . . . . . . . . . . . . . . . . . . . .  $-0-/month

     Based upon the foregoing, the Tenant's base monthly rental obligation to Landlord for the first year of the initial ten (10) year term shall be:
$15,574.33. Tenant's base monthly rental obligation shall increase annually in accordance with the schedules provided above.

4. PAYMENT OF RENT. All monthly installments of rent herein stipulated are due in advance on the first (1st) day of each month during the term hereof, as set forth in Section 3 hereof entitled "BASE RENT". All rents not received on the first (1st) day of the month shall be deemed "past due" and all rents not received  by  the  Landlord by the fifteenth (15th) day of each month shall bear interest at the rate of six percent (6%) per annum from the due dates thereof during the term hereof.
For any partial month that Tenant occupies Building D, Tenant's monthly base rental obligation shall be prorated as follows: Tenant shall pay to Landlord base rent calculated on a daily basis assuming a 365 day year, for each day Tenant shall occupy the Leased Premises during a partial month period. All rental payments must be made payable to Landlord at the following address: 903 Squire Oaks Drive, Villa Hills, Kentucky 41017 or at such other place as Landlord may direct so long as Landlord provides Tenant with at least thirty
(30)  days  prior  written  notice  of  such  change  in  address.

5.   OCCUPANCY,  POSSESSION  AND  ACCEPTANCE  OF  LEASED  PREMISES.

     (a) Upon Substantial completion of Building D, including construction of the Tenant Improvements to be constructed by Landlord on behalf of Tenant as set forth in Exhibit , a representative of Landlord and representative of
                         ---
Tenant together shall inspect the Leased Premises and generate a punch list of defective or incomplete items relating to the completion of construction of Building D and of the Tenant leasehold improvements that Landlord was charged with completing within the Leased Premises. Landlord shall, within a reasonable time after such punch list is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punch list. Subject to the warranty contained in Section 5(c) herein below, all construction work performed by Landlord shall be deemed approved by Tenant in all respects expect for items of said work which are not completed or do not conform to the plans and specifications and which are included on the punch list.

     (b) Upon the earlier of twenty-nine (29) days of the acceptance of the Leased Premises by Tenant or the date Tenant commences business at the Leased Premises, Tenant shall execute and deliver to Landlord a letter confirming the exact date of the Lease Commencement Date, Base Rent Commencement Day and Termination Date.

     (c) Landlord hereby warrants to Tenant that the materials and equipment furnished by Landlord's contractors in the completion of Building D and the Tenant leasehold improvements that Landlord is responsible for completing within the Leased Premises will be of good quality and new, that during the one (1) year period following the Lease Commencement Date, such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, and that such work will conform to the plans and specifications. This warranty shall exclude damages or defects caused by abuse of Tenant, its employees, invitees, licensees, contractors and agents, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage. Landlord further warrants that Building D will comply, at all times, with all current governmental laws, codes, and regulations, including those relating to the Americans with Disabilities Act (ADA). If, during the term of this Lease, new governmental laws, codes, and regulations are enacted or existing governmental laws, codes, and regulations are changed, altered or amended in any way, thereby rendering Building D non-compliant, Landlord shall, at its own expense, make appropriate changes or alterations to Building D so as to ensure compliance with applicable governmental laws, codes, and regulations.

6. USE. Building D shall be used for general office use, the sale, service and distribution of microcomputer products, including, but not limited to, hardware, software and peripheral devices, along with uses generally associated with operating a call center or remote helpdesk operation. Tenant shall not conduct, or allow to be conducted, on or within Building D any business or permit any act which in any way constitutes a nuisance or is contrary to or in violation of the laws, statutes or ordinances of local state or federal governments having jurisdiction and Tenant agrees to comply, at Tenant's expense, with all governmental regulations. Tenant shall permit no waste, damage or injury to Building D.

7. QUIET ENJOYMENT. The Landlord covenants that Tenant, upon paying the Landlord the rental stipulated herein together with all other charges reserved herein, and performing the covenants, promises and agreements herein, shall peaceably and quietly have, hold and enjoy Building D and all rights, easements, appurtenances and privilege belonging or appertaining thereto, during the full term hereby granted and any extensions or renewals thereof.

8. ASSIGNMENT AND SUBLETTING. Landlord hereby acknowledges that Tenant may, at its option, assign or sublease a portion of Building D to its any of its subsidiaries or its affiliates. Tenant shall not be required to obtain Landlord's consent for such intra-company assignment or subletting arrangements. Tenant otherwise covenants and agrees that neither this Lease nor the term hereby granted, nor any part thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, by operation of law or otherwise, and that neither Building D, nor any part thereof, will be sublet or advertised for subletting or occupied, by anyone other than Tenant and/or any of its subsidiaries or its affiliates, or for any purpose other than as herein above set forth, without the prior written consent of Landlord, which shall not to be unreasonably withheld.

9.   CONSTRUCTION OF BUILDING D AND TENANT LEASEHOLD IMPROVEMENTS.

     (a) Landlord, at its sole cost, agrees to perform and complete the work on the construction of Building D according to the plans and specifications
attached  hereto  as  Exhibit        by                       , 2005, subject to
                               ----      ---------------------
events and delays due to causes beyond its reasonable control. Landlord, on behalf of Tenant, shall complete the Tenant leasehold improvements outlined on Exhibit according to the plans and specifications attached hereto as Exhibit
       ----
    ,  at  Tenant's cost and expense as set forth in such Exhibit.  Tenant shall
----
pay for such Tenant leasehold improvements at within thirty (30) days of accepting the work performed and completed by Landlord, but in no event shall payment be made to Landlord any later than thirty (30) days after such time as Tenant takes occupancy of Building D. In the event that Tenant desires any change orders to such Tenant leasehold improvements as outlined on Exhibit ,
                                                                           ----
Tenant shall be responsible for any costs incurred incident thereto. Upon the completion of Building D and the Tenant leasehold improvements, the parties shall amend this Lease if the amount of rentable square footage is less than what is contemplated hereunder.

     (b) In the event that Landlord is unable to substantially complete Building D for occupancy by Tenant on or before the date which is one hundred eighty (180) days after the date set forth in Section 9(a) above (as extended by the number of days due to delay caused by Tenant and except as provided herein), Tenant may, at its option and as its sole remedy, terminate this Lease by written notice to Landlord given within thirty (30) days following the expiration of such one hundred eighty (180) day period (as extended) and thereafter, neither Landlord nor Tenant shall have any further obligation hereunder.

     (c)     Landlord  will  use  its  reasonable,  good  faith  effort to allow
Tenant, at Tenant's sole risk and without liability to Landlord, to accept Building D twenty-nine (29) days prior to the Lease Commencement Date set forth herein for the sole purpose of furnishing and equipping Building D in order to operate Tenant's business. In the event Tenant is unable to complete the furnishing and equipping of Building D within such twenty-nine (29) day period, the Lease Commencement Date and Base Rent due incident thereto shall begin at the expiration of such twenty-nine (29) day period. In the event Tenant completes such items prior to the expiration of such twenty-nine (29) day period, the Lease Commencement Date and Base Rent due incident thereto shall commence upon Tenant's occupying Building D for business. In the event that Landlord is unable to complete construction of the Tenant Leasehold improvements
by              ,  2005,  as  a result of change orders requested by Tenant, the
    ------------
parties agree to negotiate in good faith the Lease Commencement Date and Base Rent due incident thereto based on the nature and reason for such delay.

10.  MAINTENANCE  &  REPAIRS.

     (a) Tenant shall, at its own cost and expense maintain in good condition and repair the interior of the Leased Premises, including but not limited to the electrical systems, heating, air conditioning and ventilation systems, glass, windows and doors, sprinklers and plumbing systems. Tenant shall maintain in full force and effect a service contract for the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant's obligation to repair and maintain the Leased Premises shall included without limitation all plumbing and sewage facilities within the Leased Premises, fixtures, interior walls, floors, ceilings, windows, doors, plate glass, skylights, all electrical facilities including without limitation lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Leased Premises, except such maintenance and repair as is the Obligation of the Landlord pursuant to Section 5(c) and 19. Tenant's obligation shall exclude any maintenance and repair required because of the act or negligence of Landlord, which shall be the responsibility of Landlord.

     (b) Tenant shall, at its own cost and expense, maintain in good condition and repair the exterior walls, roof, foundation and structural frame of the Leased Premises. Tenant's obligation shall exclude the cost of any maintenance or repair which is the obligation of Landlord pursuant to Sections 5(c) and 19. Tenant's obligation shall exclude any maintenance and repair required because of the act or negligence of Landlord, which shall be the responsibility of Landlord.

     (c) Tenant's obligations shall include, but shall not be limited to, the obligation to repair or replace when necessary, any of the items required to be maintained by Tenant at its sole cost and expense. Such replacement items shall be of comparable quality as those that they are replacing. If Tenant fails to perform Tenant's obligations under this Section 10, Landlord may, at Landlord's option and upon prior notice to Tenant (except in the case of any emergency), enter upon the Leased Premises and put the same in good order, condition and repair and make such replacements as may be necessary, and the cost thereof shall become due and payable as additional rental by Tenant to Landlord upon demand, but nothing contained in this sentence shall be deemed to impose any duty upon Landlord or affect in any manner the obligations placed upon Tenant by this Paragraph 10. Any such entry by Landlord shall not be deemed to be an eviction of Tenant.

11. COMMON AREAS. Tenant and its agents, employees and invitees shall have the nonexclusive right to the use of the common areas of and relating directly to Building D and access to and from the Leased Premises.

12.  TENANT'S  ALTERATIONS.  Tenant  shall be entitled to make such alterations, additions  or  improvements  in and to the Leased Premises which Tenant may deem desirable  or  necessary  in  its  use  and occupancy thereof. Such alterations, additions or improvements shall not be made without the prior written approval of Landlord, which shall not be unreasonably withheld. Any such alterations, additions or improvements shall be made in accordance with applicable city, county, state and federal laws and ordinances, and building and zoning rules and regulations and all present and future governmental regulations. Tenant shall be liable for all damages or injuries, which may result to any person or property by reason of or resulting from any alterations, additions or improvements made by it to the Leased Premises and shall hold the Landlord harmless with respect thereto. All additions and improvements made by the Tenant shall become a part of the Leased Premises and shall, upon the termination or expiration of this Lease, belong to Landlord except as may be otherwise set forth in a letter agreement or other written instrument executed by the parties hereto and attached to this Lease as an amendment hereto and thereby made a part hereof.

13. SUBORDINATION AND ATTORNMENT. Tenant agrees that this Lease shall be subject and subordinate to any mortgages or Deeds of Trust now or hereafter placed upon the Leased Premises and to all modifications thereto, and to all present and future advances made with respect to any such mortgage or deed of trust. Tenant agrees, at any time during the term of this Lease, to execute any and all documents necessary to effectuate this subordination, which Landlord may request. Tenant agrees to attorn to the mortgagee, trustee, or beneficiary under any such mortgage or deed of trust or the purchaser at a sale pursuant to the foreclosure thereof. In the event of the sale, assignment, or transfer by Landlord of its interest in the Leased Premises to a successor in interest who expressly assumes the obligation of the Landlord hereunder, the Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations shall have accrued prior to any such sale, assignment or transfer: and Tenant agrees to look solely to any successor in interest of the Landlord for performance of any such obligations. Tenant shall have ten (10) days from its receipt of Landlord's request to deliver any such fully executed documents to Landlord.

14. CHANGE IN OWNERSHIP OF LEASED PREMISES. If the ownership of the Leased Premises or the name or address of the party entitled to receive rent hereunder shall be changed, the Tenant may, until receipt of proper notice of such change(s), continue to pay the rent and other charges herein reserved accrued and to accrue hereunder to the party to whom and in the manner in which the last preceding installment of rent or other charge was paid, and each such payment shall, to the extent thereof, exonerate and discharge the Tenant.

15. CONDEMNATION. If the whole of the Leased Premises, or such substantial portion thereof as will make Leased Premises unusable for the purposes referred to herein, shall be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by the condemning authority, and rental shall be accounted for as between Landlord and Tenant as of that date. In the event the portion condemned constitutes more than fifteen percent (15%) of Tenant's rentable space, Tenant may terminate this Lease. If, however, Tenant elects to remain in the Leased Premises, the rent shall be reduced equitably to the amount of the Leased Premises taken. In such an event, Landlord shall make such repairs as may be necessary as soon as the same can be reasonably accomplished. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant, or both, to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority.

     Any minor condemnation or taking of the Leased Premises for the construction or maintenance of streets or highways shall not be considered a condemnation or taking for the purposes of this Section so long as the Leased Premises shall not be materially or adversely affected, ingress and egress for the remainder of the Leased Premises shall be adequate for the business of Tenant, and the provisions of any loan documents of Landlord's lender which encumber the Leased Premises are complied with.

16. RIGHT OF LANDLORD TO ENTER; "FOR RENT" SIGNS. The Tenant agrees that the Landlord or its agents may at all reasonable times enter upon the Leased Premises during regular business hours for the purpose of inspection or repair of the Leased Premises or the building systems and such other purposes as Landlord may deem necessary or proper for the reasonable protection of Landlord's interest in the Leased Premises. In addition, the Landlord may enter the Leased Premises during business hours to show the Leased Premises to prospective purchasers. During the six (6) months immediately preceding the final expiration of the term created hereunder or any renewal thereof, the Landlord may show the Leased Premises to prospective tenants and/or affix a notice that the Leased Premises are for rent; such notice shall not be greater than four (4) square feet in area, and shall be affixed to a suitable part thereof, exclusive of doors and windows and so as not to obstruct the Tenant's signs.

     17. TAXES. Tenant agrees to pay all real estate taxes and special assessments, which may be lawfully levied or assessed against the Leased Premises for each calendar year during the term of this Lease. In the event the tax assessment is issued to Landlord, Landlord shall immediately forward the same to Tenant for payment. If the tax assessment is for a full calendar year and Tenant did not occupy the premises for the entire period, the total amount due shall be prorated accordingly based on the number of days Tenant has occupied the Leased Premises during the 365 day assessment period and Tenant shall remit its portion of the tax to Landlord for submission to the taxing entity. Landlord shall not be responsible for any taxes attributable to the operation of Tenant's business or Tenant's property. Tenant shall have the option to contest any real estate tax assessment and Landlord agrees to cooperate in any such contest. In the event any such contest is successful, any tax savings shall be applied first to any cost by Tenant incurred incident to such contest and next to any overage due from Tenant to Landlord hereunder.

18. INSURANCE. Tenant covenants and agrees that from and after the date of delivery of the Leased Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

     Liability insurance in the Commercial General Liability form (ore reasonable equivalent thereto) covering the Leased Premises and Tenant's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Leased Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $1,000,000.00 and excess liability insurance in not less than $20,000,000.00 per occurrence for each policy year.

     Insurance covering all of the items included in the leasehold improvements constructed on the Leased Premises whether by or at the expense of Tenant or Landlord, including, but not limited to demising walls and the heating, ventilating and air conditioning systems (the "Improvements") and Tenant's trade fixtures, merchandise and personal property from time to time in, on or upon the Leased Premises, in an amount not less than 100% of their full replacement valued from time to time during the Term hereof, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the Improvements damaged or destroyed unless this Lease shall cease and terminate under the terms of Section 19.

     All policies of the insurance provided for in this Section shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than A. Each and every such policy: (i) shall name Landlord as an additional named insured; (ii) shall be delivered to Landlord prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent; (iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty
(30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which landlord may carry.

     In the event that Tenant shall fail to carry and maintain the insurance coverage set forth in this Section, Landlord may upon thirty (30) days notice to Tenant (unless such coverage will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefore.

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Leased Premises to keep all Tenant's employees working in the Leased Premises covered by worker's compensation insurance in required statutory amounts.

19. DAMAGE AND DESTRUCTION. In the event the Leased Premises are damaged by any peril covered by standard policies of fire and extended coverage insurance to an extent which is less than fifty percent (50%) of the cost of replacement of the Leased Premises, the damage to that portion of the Leased Premises which Landlord is obligated to insure pursuant to the immediately preceding Section hereof, shall promptly be repaired by Landlord, at Landlord's expense, but Landlord shall not be required to repair or replace Tenant's stock-in-trade, trade fixtures, furniture, furnishings, special equipment and other items of construction and personal property which Tenant is required to insure pursuant to the immediately preceding Section hereof unless such damage and destruction results from Landlord's gross negligence or willful misconduct. In the event of such damage and (a) Landlord is not required to repair as provided herein, or
(b) the Leased Premises are damaged to the extent of fifty percent (50%) or more of the cost of replacement of the Leased Premises, Landlord may elect either to repair or rebuild the Leased Premises or to terminate this Lease upon giving notice of such election, in writing, to Tenant within thirty (30) after the happening of the event causing such damage.

     If such damage, repairing or rebuilding shall render the Leased Premises untenable, in whole or in part, Tenant may (1) terminate this Lease or (2) request that a proportionate abatement of the rent and additional rent stipulated herein be allowed from the date such damage occurred until the date Landlord completes the repairs or rebuilding, said proportion to be computed on the basis of the relation which Tenant's rentable area of the space rendered untenable bears to the Tenant's gross rentable space at the Leased Premises.

20. LIABILITIES OF THE PARTIES. Tenant waives all claims against Landlord for damages to goods or for injuries to persons on or about the Leased Premises or common areas from any cause arising at any time other than damages or injuries directly resulting from Landlord negligence. The Tenant will indemnify Landlord on account of any damage or injury to any persons, or to the goods of any person, arising from the use of the Leased Premises by the Tenant, or arising from Tenant's negligence. The Landlord shall not be liable to the Tenant for any damage by or from any act or negligence of any occupant of the same Leased Premises, or by any owner or occupant of adjoining or contiguous property.

     The Tenant agrees to pay for all damages to the Leased Premises, as well as all damage or injuries suffered by Tenant or occupants thereof caused by misuse or neglect of the Leased Premises by the Tenant.

21. PARKING. The Landlord warrants that it will, without charge and throughout the term of this Lease and any extensions or renewals thereof, provide the Tenant with free, unreserved parking spaces around the demised Leased Premises which complies with applicable city or county code.

22. SIGNS. Tenant shall be permitted to erect, post or mount a sign at the front entrance and rear access of the Tenant's Leased Premises. The aforementioned signs may be installed at any time following the full execution of this Lease. Also, Tenant may, at its sole expense, install a standard sign on the Leased Premises so long as the sign complies with any city, county and state ordinances and codes regarding same.

23. UTILITIES. Landlord will provide, at Landlord's cost, utility service connections to the Leased Premises, including electrical service, natural gas, if applicable, water and sewer and will provide telephone service connections to the Leased Premises. The Tenant shall be solely responsible for and promptly pay all charges for heat, air conditioning, water, gas, electricity, and all other utilities that currently exist, are used or are consumed on the Leased Premises. Landlord shall not be liable to Tenant for interference in or interruption of any utility service nor shall any curtailment or interruption constitute a constructive eviction or grounds for rental abatement in whole or in part hereunder (except for interference in or interruption of any utility service due to Landlord's willful or intentional act).

24. JANITORIAL SERVICES. Tenant shall provide janitorial services and supplies to the Leased Premises, at its own expense.

25. STORING OF FLAMMABLE MATERIALS. The Tenant agrees that it shall not store nor shall it use any dangerous and/or flammable chemical material(s) within or around the Leased Premises in a manner which violates any law or which may cause the costs incurred by Landlord with respect to taxes and insurance regarding the Leased Premises to increase in which case Tenant shall bear the cost of any such increase.

26. REMOVAL OF TENANT'S FIXTURES. The Tenant shall have the privilege at any time, on or before vacating the Leased Premises, of removing any or all of its personal property, equipment and fixtures, and Tenant shall repair any damage caused by the removal thereof and shall leave the Leased Premises in good, clean condition and repair.

27.  DEFAULT.

     BY TENANT. In the event Tenant shall fail to pay the monthly rental rate within seven (7) days of the date upon which it receives written notice from Landlord that such payment has not been made in accordance with the terms of this Lease; or if Tenant is adjudicated a bankrupt; or if Tenant files a petition in bankruptcy under any Section or provision of the bankruptcy code: or if an involuntary petition in bankruptcy is filed against Tenant, and same is not withdrawn or dismissed within sixty (60) days from filing thereof, or if a receiver or trustee is appointed for Tenant's property and the order appointing such receiver or trustee remains in force for thirty (30) days after the entry of such order; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, reduced payment thereof deferred; or if Tenant makes an assignment for the benefit of the creditors; or if Tenant's effects shall be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty
(30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; or if Tenant shall vacate or abandon the Leased Premises; or if Tenant shall fail to perform or observe any other covenant, agreement, or condition to be performed or kept by the Tenant under the terms and provisions of this Lease, and such failure shall continue for thirty (30) days after written notice thereof has been given by Landlord to the Tenant (unless Tenant cannot cure such defect in thirty (30) days) then in any one of such events, Landlord shall have the right, at the option of the Landlord, then or at any time thereafter while such defaults continue, to elect either: (1) to cure such default or defaults at the expense of Tenant and without prejudice to any other remedies which it might otherwise have, any payment made or expenses incurred by Landlord in curing such default shall bear interest thereon current lending rate or at the legal rate whichever shall be lower, to be and become additional rent to be paid by Tenant with the next installment of rent becoming due thereafter; or (2) to re-enter the Leased Premises and dispossess Tenant, with or without an order of the court, and remove their effects, and take complete possession of the Leased Premises and then elect to take any one of the following actions: (i) declare this Lease forfeited and the term ended; or (ii) elect to continue this Lease in full force and effect; or (iii) declare Tenant's right to possession of the Leased Premises to be terminated; or (iv) exercise any other remedies or maintain any action permitted under the law. In such re-entry the Landlord may, without committing trespass, have all persons and Tenant's personal property removed from the Leased Premises. Tenant hereby covenants in such event for itself and all others occupying the Leased Premises under Tenant to peacefully yield up and surrender the Leased Premises to the Landlord. Should Landlord declare either (i) this Lease forfeited and the term ended; (ii) the termination of Tenant's right to possession of the Leased Premises; then in any one such events, Landlord shall be entitled to recover from Tenant the rent and all other sums due and owing by Tenant to the date of termination, plus the costs of curing all of Tenant's defaults existing at or prior to the date of termination less the reasonable rental value of the Leased Premises for the same period. Should Landlord elect to continue this Lease in full force and effect, Landlord shall waive its right to declare Tenant in default until such time as another such incident of default, as defined herein, occurs again.

     BY LANDLORD. Landlord shall not be deemed to be in default in the observance of any covenants, conditions, agreements or provisions of this Lease, on its part to be observed or performed, unless Landlord shall fail to remedy such default within fifteen (15) days after written notice from Tenant specifying the nature of any such default or if default cannot be reasonably remedied within the said fifteen (15) day period Landlord shall not be deemed to be in default unless Landlord shall fail to initiate action to remedy such default within fifteen (15) days after such written notice and to prosecute the same to completion with due diligence. In the event Landlord fails to cure a default hereunder, Tenant shall have available to it all remedies at law or in equity and in addition may remedy such default and charge the reasonable cost thereof along with interest to Landlord.

28. RE-ENTRY BY LANDLORD. No re-entry by Landlord or any action brought by Landlord to oust Tenant from the Leased Premises shall operate to terminate this Lease unless Landlord shall give thirty (30) days written notice of termination to Tenant, in which event Tenant's liability shall be as above provided. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute.

29. WAIVER OF RIGHTS. No waiver by either party of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant.

30. NOTICES. All notices shall be deemed as sufficiently given, and delivery of said notice made, to the other party via hand delivery, facsimile (with written confirmation), registered or certified mail, or courier to the addresses listed below:

          Landlord:             903 Squire Oaks
          --------              Villa Hills, Kentucky  41017

          Tenant:               Pomeroy IT Solutions Sales Company, Inc.
          ------                1020 Petersburg Road
                                Hebron, Kentucky 41048
                                Fax:  (859) 586-4414
                                Attn: Legal Department

     Either party may designate a new address to which subsequent notice shall be directed.

31. COMPLIANCE WITH LAWS. In addition to other provisions herein, Landlord and Tenant shall promptly execute and comply with all laws, ordinances, rules, regulations and requirements of any or all federal, state and municipal authorities having jurisdiction over the manner in which the Landlord and Tenant's businesses are conducted, but only insofar as these laws, ordinances, rules and regulations and requirements are violated by the conduct of Landlord and Tenant's businesses.

32. RULES AND REGULATIONS. Tenant, its agents, representative, employees and invitees shall observe faithfully and comply with Landlord's rules and regulations for the Leased Premises, if such rules and regulations exist and are provided to Tenant as set forth herein. In the event Landlord has rules and regulations for the Leased Premises, such rules and regulations must be provided to Tenant prior to the commencement of this Leas. Landlord shall have the right, from time to time, during the term of this Lease, to create rules and regulations, to make reasonable changes in, and additions to, said rules and regulations, provided such changes and additions do not unreasonably affect the conduct of Tenant's business in the Leased Premises and Tenant is promptly notified in writing of such changes and/or additions at least ten (10) days prior to the institution thereof. Any failure by Landlord to enforce any said rules and regulations now or hereafter in effect, either against Tenant or any other tenant in the Leased Premises, shall not constitute a waiver of such rules and regulations. The defined words in this Lease, whenever used in said rules and regulations, shall have the same meanings as herein.

33. HAZARDOUS WASTE. The Tenant shall not cause or permit the existence upon, or the discharge from the Leased Premises of any Hazardous Material, and the Tenant shall immediately notify the Landlord of the existence of any Hazardous Material discovered on the Leased Premises, whether placed there by spill, release, discharge, disposal or storage.

     Landlord represents that tot he best of its knowledge, that as of the execution of this Lease, there are no Hazardous Materials on, under or about the Leased Premises. Landlord shall promptly pay, discharge, or remove any claim, charge or lien upon the Leased Premises, and shall indemnify and hold harmless the Tenant, from any and all loss, damage or expense resulting from Hazardous Waste that exists upon or is discharged from the Leased Premises as a result of waste deemed to have existed on the Leased Premises prior to the Commencement Date hereunder. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise during or after the expiration of the Lease term or any renewal term thereof as a result of any Hazardous Materials on, under or about the Leased Premises as a result of any breach of this section by Tenant.

     As used in this agreement, "Hazardous Waste" shall mean any hazardous or toxic substance, material, water or similar term which is regulated by local authorities, the State of Ohio or the United States of America, including, but not limited to, any material, substance, waster or similar term which is (I) defined as a hazardous material under the laws of the State of Ohio; (ii) defined as a hazardous substance under the Federal Water Pollution Control Act;
(iii) defined as a hazardous waste under Federal Resource Conservation and Recovery Act; (iv) defined as a hazardous waster substance under the Comprehensive Environmental Response, Compensation and Liability Act; (v) defined as a hazardous waste or toxic substance, waste, material or similar term in rules and regulations, as amended from time to time, which are adopted by any administrative agency including, but not limited to, the Environmental Protection Agency, the Occupational Safety and Health Administration, and any such similar local, state or federal agency having jurisdiction over the Leased Premises whether or not such rules and regulations have the force of law; (vi) defined as a hazardous or toxic waste, substance, material or similar term in any statute, regulation, rule or law enacted or adopted at anytime after the date of this agreement by local authorities, the State of Ohio, or the federal government.

34. SURRENDER. The Tenant shall surrender the Leased Premises in good and clean condition and repair, excepting only normal wear and tear and damage by fire or other casualty damage covered by insurance and paid to Landlord. Tenant shall not remain in the Leased Premises without the benefit of a written Lease or renewal agreement executed by the parties hereto prior to the expiration of the then existing term.

35. HOLDOVER. In the event Tenant remains in possession of the Leased Premises after the expiration of the term of this Lease, without having first extended this Lease by written agreement with Landlord, such holding over shall not be construed as a renewal or extension of this Lease. Such holding over shall be deemed to have created and be construed as tenancy from month to month, terminable on thirty (30) days notice in writing from either party to the other. The monthly rent to be paid shall be the monthly rent payable during the last month of the term of this Lease. All other terms and conditions of this Lease shall continue to be applicable for both Landlord and Tenant.

36. LIENS. If Tenant shall cause any material to be furnished to the Leased Premises or labor to be performed thereon or therein Landlord shall not under any circumstances be liable for the payment of any expenses incurred or for the value of any work done or material furnished. All such work shall be at Tenant's expense and Tenant shall be solely and wholly responsible to all contractors, laborers, and materialmen furnishing labor and material to the Leased Premises. Nothing herein shall authorize the Tenant or any person dealing through, with or under Tenant to charge the Leased Premises or any interest of the Landlord therein or this Lease with any mechanic's liens or other liens or encumbrances whatsoever. On the contrary, (and notice is hereby given) the right and power to charge any lien or encumbrance of any kind against the Landlord or its estate is hereby expressly denied.

37. BENEFITS, BURDENS AND ENTIRE AGREEMENT. This Lease is binding on and benefits the parties hereto and their respective heirs, legal representatives, successors, nominees and assigns.

     Throughout this agreement the masculine gender shall be deemed to include the feminine, the feminine the masculine, the singular the plural and the plural the singular.

     This Lease contains the entire agreement between the parties hereto with respect to the Leased Premises leased hereunder, further, this Lease may not be modified, altered or amended except by an instrument in writing, executed by the parties hereto or their respective heirs, legal representatives, successors, nominees or assigns and which instrument shall be attached hereto as an amendment to this Lease and shall thereby become a part hereof.

     If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

38. ATTORNEY'S FEES. If either Landlord or Tenant files an action to enforce any agreement contained in this Lease, or for breach of any covenant or condition, the prevailing party in any such action, or the party settling to its benefit, shall be reimbursed by the other party for reasonable attorneys' fees and costs incurred as a result of such action.

39. GOVERNING LAW. This Lease shall be governed by and construed under the laws of the Commonwealth of Kentucky.

40. ESTOPPEL CERTIFICATES. Tenant may be required, from time to time during the term of the Lease, to execute and deliver to Landlord a certificate/statement for purposes of refinancing, syndication, sale of property, etc. In such event, Tenant shall have ten (10) days from its receipt thereof from Landlord to execute and deliver such fully executed certificate/statement to Landlord.

41. BROKERAGE FEES. Landlord and Tenant represent and warrant that there are no claims for broker's commission or finder's fees in connection with Tenant's execution f this Lease.

42. EVIDENCE OF AUTHORITY. The individuals executing this lease on behalf of the Landlord and Tenant hereby covenant and warrant that they are a duly authorized officer, agent or representative of the Landlord or Tenant and that they have the full right and authority to enter into this Lease on behalf of the respective Landlord or Tenant.

43. OPTION TO RENEW. Provided that Tenant is not in default under any of its obligations under this Lease, Tenant shall have the exclusive right, privilege and option to renew this Lease for two (2) consecutive terms of five (5) year renewal terms. Notice of the exercise of said option shall be given in writing to the Landlord at least ninety (90) days prior to the then expiring term. All of the terms and conditions of this Lease shall prevail during the renewal terms except rent which shall increase during such renewal terms as mutually agreed to, in writing, by the parties in advance of the commencement of such renewal terms.


     IN WITNESS WHEREOF, the parties hereto have executed this Lease or have caused their duly authorized representative to execute same as of the day and year first above written.

WITNESSES                               LANDLORD:

                                        BY:
-----------------------------------        ------------------------------------

                                        PRINT NAME/TITLE:
-----------------------------------                       ---------------------

                                        TENANT
-----------------------------------            --------------------------------

                                        BY:
-----------------------------------         -----------------------------------

                                        PRINT NAME/TITLE:
-----------------------------------                       ---------------------



                   *** ATTACH EXHIBITS TO LEASE AGREEMENT ***
                   ------------------------------------------


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